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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       Date of report: February 10, 2003
               (Date of earliest event reported): January 24, 2003


                             Grant Geophysical, Inc.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    333-89863*              76-0548468
(State or Other Jurisdiction         (Commission            (IRS Employer
     of Incorporation)               File Number)        Identification No.)


                                 16850 Park Row
                                Houston, TX 77084
               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (281) 398-9503


*The Commission file number refers to a Form S-1 registration statement filed by the registrant under the Securities Act of 1933, which became effective January 12, 2000.


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ITEM 5. OTHER EVENTS

         EXTENSION OF WAIVER PERIOD ON CREDIT FACILITY

         On January 24, 2003, and again on February 4, 2003, the Ninth Amendment to the Company's existing credit facility (the "Credit Facility") with Elliott Associates, L.P. (Elliott) was supplemented to extend the Company's obligation to remit proceeds of accounts received that would have otherwise had to be submitted to Elliott under the agreement to February 5, 2003 and February 21, 2003, respectively. Additionally, the Credit Facility was amended to allow for any payments due on account of the Obligations under the Credit Facility from and after January 24, 2003 to and including February 21, 2003 to be due and payable on February 22, 2003.

         If at any time prior to the repayment in full of any amounts owed, Elliott were to provide its written consent to the failure to repay such amounts as required under the Credit Facility being an event of default under the Credit Facility (which Elliott may do in its sole discretion at any time), such failure would constitute an event of default under the Credit Facility. Additionally, if at any time after February 21, 2003, the Company fails to remit proceeds from accounts as and when required under the Credit Facility and Elliott provides its written consent to such failure being an event of default under the Credit Facility, such failure will constitute an event of default under the Credit Facility. Moreover, under current circumstances other defaults have occurred or are expected to occur under the Credit Facility. Accordingly, the Company expects to continue to classify any otherwise long-term debt under the Credit Facility as current in the Company's financial statements for the foreseeable future. Upon any events of default under the Credit Facility, Elliott may accelerate the maturity of amounts outstanding under the Credit Facility at any time. If Elliott were to accelerate amounts due under the Credit Facility or upon other events of default under the indenture for the Company's 9 3/4% Senior Notes due 2008 (the "Senior Notes"), the trustee could take the steps necessary to cause that debt to become immediately due and payable. Accordingly, the Company expects to continue to classify any otherwise long-term debt related to the Senior Notes as current in the Company's financial statements for the foreseeable future. If any of the Company's debt was accelerated, it would be unlikely that the Company would be able to continue its operations without seeking protection from its creditors under the federal bankruptcy code.


DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         From time to time, information provided by the Company, statements by its employees or information included in written material, such as press releases and filings (including this Form 8-K Current Report) with the Securities and Exchange Commission (including portions of the "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and certain other sections contained in such filings) may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995.

         Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Such forward-looking statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results of current and future operations may vary materially from those anticipated, estimated or projected. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

         Among the factors that will have a direct bearing on the Company's results of operations and the oil and gas services industry in which it operates are the effects of rapidly changing technology; the presence of competitors with greater financial resources; operating risks inherent in the oil and gas services industry; regulatory uncertainties; worldwide political stability and economic conditions and other risks associated with international operations, including foreign currency exchange risk; and the Company's




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successful execution of its strategy and internal operating plans. More detailed information about those factors is contained in the Company's filings with the Securities and Exchange Commission.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         Each exhibit identified below is filed as part of this report.



Exhibit No.       Description
-----------       -----------------------

   10.1 Supplement to Ninth Amendment to Loan and Security Agreement, dated as of January 24, 2003, by and among the Registrant and Elliott Associates, L.P.

   10.2 Second Supplement to Ninth Amendment to Loan and Security Agreement, dated as of February 4, 2003, by and among the Registrant and Elliott Associates, L.P.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GRANT GEOPHYSICAL, INC.,

Date: February 10, 2003                     By:       /s/ JAMES BLACK
                                               --------------------------------
                                                        James Black
                                                   Chief Financial Officer
                                                (Principal Financial Officer)



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                                  EXHIBIT INDEX




EXHIBIT
NUMBER          DESCRIPTION
------          -----------
 10.1           Supplement to Ninth Amendment to Loan and Security Agreement,
                dated as of January 24, 2003, by and among the Registrant and
                Elliott Associates, L.P.

 10.2           Second Supplement to Ninth Amendment to Loan and Security
                Agreement, dated as of February 4, 2003, by and among the Registrant and Elliott Associates, L.P.